UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2004

LEAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

21557 Telegraph Road
Southfield, MI		48034
(Address of principal		(Zip code)
executive offices)

(248) 447-1500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

Pursuant to Rule 135c under the Securities Act of 1933, as amended, Lear Corporation issued a press release on July 29, 2004, announcing a private offering of $400 million of unsecured senior notes due August 2014. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

     99.1           Press release issued July 29, 2004, filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAR CORPORATION

Date: July 29, 2004	By:	/s/ David C. Wajsgras

	Name:	David C. Wajsgras
	Title:	Senior Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued July 29, 2004, filed herewith.

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